Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal First Quarter Ended April 21, 2024
Delivered positive comparable restaurant revenue in the first five weeks of the second quarter
Launched new loyalty program on May 22nd
Repaid approximately $21.2 million of debt

Englewood, CO – May 29, 2024 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the fiscal first quarter ended April 21, 2024.
Highlights for the First Quarter of Fiscal 2024, Compared to the First Quarter of Fiscal 2023:
•Total revenues are $388.5 million, a decrease of $29.3 million.
•Comparable restaurant revenue(1) decreased 6.5%.
•Net loss is $9.5 million, compared to a net loss of $3.3 million last year.
•Adjusted EBITDA(2) is $12.2 million compared to $35.9 million last year.
•Completed a sale-leaseback transaction for ten restaurants, generating net proceeds of approximately $23.4 million and a gain, net of expenses of $7.4 million.
•Repaid $21.2 million of debt in the first quarter of fiscal 2024 and an aggregate $45.1 million from the sale leaseback transactions.
(1) Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated 18 months as of the beginning of the period presented. For the first quarter of fiscal 2024 there were 406 comparable restaurants, out of the total 413 Company-owned restaurants.
(2) See "Reconciliation of Non-GAAP Results to GAAP Results" below for more details.

G.J. Hart, Red Robin’s President and Chief Executive Officer said, “Almost 18 months ago, we launched our North Star Five-Point plan grounded in a commitment to a great guest experience through investments in service and food quality. We expect the investment to deliver gains in sales and profits, and drive long-term shareholder value. Due to the hard work and dedication of our team members, we are beginning to reap the rewards of the investments by delivering positive comparable restaurant revenue in the first five weeks of the second quarter.”

Hart continued, “Our menu and our brand are centered around providing everyday value to each and every guest through our over 30 bottomless sides, our Tavern Burger lineup, our pizza offerings and throughout our menu. We believe this brand positioning has been beneficial to our top-line trends as we continue to create moments of connection over craveable food that only Red Robin can provide.”

Hart concluded, “The launch of our new Red Robin loyalty program last week represents the successful execution of another growth lever we can utilize going forward to return this beloved brand to prominence in the casual dining industry. We are excited by the progress we’ve seen so far, and I am confident we are only scratching the surface of our potential.”

First Quarter 2024 Financial Summary
The following table presents financial results for the first fiscal quarter of 2024, compared to results from the same period in 2023 ($ in millions except per share data):

	Quarter Ended
	April 21, 2024	April 16, 2023
Total revenues	$388.5	$417.8
Restaurant revenues	378.6	406.9
Net loss	(9.5)	(3.3)
Income (loss) from operations	(2.1)	4.2
Income (loss) from operations as a percent of total revenues	(0.5)%	1.0%
Restaurant Level Operating Profit(1)	$41.5	$60.0
Restaurant Level Operating Profit Margin(1)	11.0%	14.7%
Adjusted EBITDA (1)	$12.2	$35.9
Net loss per diluted share	$(0.61)	$(0.20)
Adjusted income (loss) per diluted share(1)	$(0.80)	$0.25
(1)    See "Reconciliation of Non-GAAP Results to GAAP Results" below for more details.
Balance Sheet and Liquidity
During the first quarter of fiscal 2024, the Company repaid $21.2 million of debt. As of April 21, 2024, Red Robin had outstanding borrowings under its credit facility of $167.9 million and liquidity of approximately $55.6 million, including cash and cash equivalents and available borrowing capacity under its credit facility.
Sale-Leaseback Activity
During the first quarter of fiscal 2024, the Company completed a third sale-leaseback transaction with Essential Properties Realty Trust, Inc. (NYSE:EPRT) to sell and simultaneously lease-back ten owned properties. The transaction generated gross proceeds of approximately $23.9 million and the net proceeds were used to repay debt pursuant to the Company's credit agreement.

Outlook for Fiscal 2024 and Guidance Policy
Comparable restaurant revenue in the first five weeks of the second quarter of fiscal 2024 increased 0.3%(1) as compared to the same weeks in 2023.
The Company provides guidance of select information related to the Company’s financial and operating performance, and such measures may differ from year to year. The projections are as of this date and the Company assumes no obligation to update or supplement this information.
The Company reiterates all aspects of its Fiscal 2024 guidance;
•Total revenue of $1.250 billion to $1.275 billion, including comparable restaurant revenue of a low single digit percentage decline.
•Restaurant level operating profit of 12.5% to 13.5%, inclusive of investments in the Guest experience and rent expenses related to the sale leaseback transactions;
•Adjusted EBITDA of $60 million to $70 million;
•Capital expenditures of $25 million to $35 million.
Fiscal 2024 includes 52 weeks versus 53 weeks in fiscal 2023.
Providing Income (loss) from operations and Net income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.
(1) Comparable restaurant revenue for the first five weeks of the second quarter of fiscal 2024 is calculated based on the Company's point-of-sales sale data, which does not include adjustments for loyalty breakage.
Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss financial results for its first quarter of fiscal 2024 and outlook for fiscal 2024 today at 4:30 p.m. ET. The conference call can be accessed live over the phone by dialing 201-689-8560 which will be answered by an operator or by clicking Call Me™. The conference call should be accessed at least 10 minutes prior to its scheduled start.
A replay will be available from approximately two hours after the end of the conference call and can be accessed by dialing 412-317-6671; the conference ID is 13745560. The replay will be available through Wednesday, June 5, 2024.
The call will be webcast live and later archived from the Company’s Investor Relations website.

Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's now easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering, or you can download our new app for easy customization, access to the Red Robin Royalty® dashboard and more. There are more than 500 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release regarding the Company's future performance; the implementation of the Company’s “North Star” plan and the anticipated impacts thereof; our new marketing strategy and brand positioning; the launch of our new loyalty program and anticipated impacts thereof; operations improvement efforts; cost savings; our ability to drive traffic and bring Guests into the restaurant; efforts to grow sales; our ability to build upon investments and transformational changes, including product and menu enhancements and changes to the staffing model and compensation programs; anticipated uses of capital and planned investments; future sale-leaseback transactions; and statements under the heading “Outlook for Fiscal 2024 and Guidance Policy," including with respect to total revenue, comparable restaurant revenue, restaurant level operating profit, selling, general and administrative costs, capital expenditures and Adjusted EBITDA; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to the following: the risk that our financial performance including comparable restaurant revenue for the remainder of Q2 2024 will not be consistent with the first five weeks of the quarter; the effectiveness of the Company's strategic initiatives, including our “North Star” plan, labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives; the global and domestic economic and geopolitical environment; our ability to effectively compete in the industry and attract and retain Guests; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; a privacy or security breach or a failure of our information technology systems; the effectiveness and timing of the Company's marketing and branding strategies, including the loyalty program and social media platforms; changes in consumer preferences; leasing space including the location of such leases in areas of declining traffic; changes in cost and availability of commodities; interruptions in the delivery of food and other products from third parties; pricing increases and labor costs; changes in consumer behavior or preference; expanding our restaurant base; maintaining and improving our existing restaurants; the transition and retention of our key personnel; our ability to recruit, staff, train, and retain our workforce; operating conditions, including adverse weather conditions, natural disasters, pandemics and other events affecting the regions where our restaurants are operated; actions taken by our franchisees that could harm our business or reputation; negative publicity regarding food safety or health concerns; protection of our intellectual property rights; changes in federal, state, or local laws and regulations affecting the operation of our restaurants; and an increase in litigation or legal claims by team members, franchisees, customers, vendors, stockholders and others. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements and risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Kathleen Bush, Red Robin Gourmet Burgers, Inc.
kbush@redrobin.com
(303) 846-5114
For investor relations questions contact:
Jeff Priester, ICR
jeff.priester@icrinc.com
(332) 242-4370

Comparable Restaurant Revenue
The following table presents the percentage change in comparable restaurant revenue in the first quarter, and year to date period of fiscal 2024:

	Increase (Decrease) Versus Prior Year
	Quarter Ended
	April 21, 2024	April 16, 2023
Guest Traffic	(9.4)%	0.6%

Average Guest Check
Menu Price Increase	5.4%	7.2%
Menu Mix	(1.8)%	0.8%
Discounts	(0.7)%	—%
Total Guest Check	2.9%	8.0%

Total Change in Comparable Restaurant Revenue	(6.5)%	8.6%

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	April 21, 2024	April 16, 2023
Revenues:
Restaurant revenue	$378,568	$406,893
Franchise revenue	5,341	5,283
Other revenue	$4,632	$5,636
Total revenues	388,541	417,812

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	90,209	99,670
Labor	148,958	145,421
Other operating	66,490	72,050
Occupancy	31,428	29,801
Depreciation and amortization	18,154	21,825
General and administrative	25,842	26,147
Selling	13,547	8,376
Pre-opening costs	—	582
Other charges (gains), net	(3,976)	9,759
Total costs and expenses	390,652	413,631

Income (loss) from operations	(2,111)	4,181

Other expense:
Interest expense	7,480	7,770
Interest (income) and other, net	(312)	(353)

Loss before income taxes	(9,279)	(3,236)
Income tax provision	181	20
Net loss	$(9,460)	$(3,256)
Loss per share:
Basic	$(0.61)	$(0.20)
Diluted	$(0.61)	$(0.20)
Weighted average shares outstanding:
Basic	15,554	15,996
Diluted	15,554	15,996

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

(Unaudited)
	April 21, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$30,594	$23,634
Accounts receivable, net	13,949	21,592
Inventories	27,144	26,839
Prepaid expenses and other current assets	13,623	11,785
Restricted cash	7,958	7,931
Total current assets	93,268	91,781
Property and equipment, net	233,525	261,258
Operating lease assets, net	361,934	361,609
Intangible assets, net	15,584	15,491
Other assets, net	12,775	11,795
Total assets	$717,086	$741,934

Liabilities and stockholders' equity (deficit):
Current liabilities:
Accounts payable	$31,347	$27,726
Accrued payroll and payroll-related liabilities	37,754	32,524
Unearned revenue	24,673	36,067
Current portion of operating lease obligations	51,862	43,819
Accrued liabilities and other	52,007	46,201
Total current liabilities	197,643	186,337
Long-term debt	161,961	182,594
Long-term portion of operating lease obligations	376,660	383,439
Other non-current liabilities	9,923	10,006
Total liabilities	746,187	762,376

Stockholders' equity (deficit):
Common stock; $0.001 par value: 45,000 shares authorized; 20,449 shares issued; 15,612 and 15,528 shares outstanding as of April 21, 2024 and December 31, 2023	20	20
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of April 21, 2024 and December 31, 2023	—	—
Treasury stock 4,837 and 4,921 shares, at cost, as of April 21, 2024 and December 31, 2023	(171,691)	(174,702)
Paid-in capital	227,488	229,680
Accumulated other comprehensive loss, net of tax	(40)	(22)
Accumulated deficit	(84,878)	(75,418)
Total stockholders' equity (deficit)	(29,101)	(20,442)
Total liabilities and stockholders' equity (deficit)	$717,086	$741,934

Reconciliation of Non-GAAP Results to GAAP Results
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share - diluted, which are non-GAAP measurements. We define EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted are supplemental measures of our performance that are not required by or presented in accordance with GAAP. We believe these non-GAAP measures give the reader additional insight into the ongoing operational results of the Company, and are intended to supplement the presentation of the Company's financial results in accordance with GAAP. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted exclude the impact of non-operating or nonrecurring items including changes in estimate, asset impairments, litigation contingencies, gains (losses) on debt extinguishment, restaurant and office closure costs, gains on sale leaseback transactions, severance and executive transition costs and other non-recurring, non-cash or discrete items; net of income tax impacts. Other companies may define these non-GAAP measures differently, and as a result may not be directly comparable to those of other companies. Management believes this supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein.
The Company believes restaurant level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant level operating efficiency and performance. The Company defines restaurant level operating profit to be income from operations less franchise revenue and other revenue, plus other charges (gains), net, pre-opening costs, selling costs, general and administrative expenses, and depreciation and amortization. The measure includes restaurant level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes costs associated with selling, general, and administrative functions, pre-opening costs, as well as, other charges (gains), net because these costs are non-operating or nonrecurring and therefore not related to the ongoing operations of its restaurants. Restaurant level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to income (loss) from operations as an indicator of financial performance. Restaurant level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Adjusted Income (Loss) per Share - Diluted
(In thousands, except per share data, unaudited)

	Quarter Ended
	April 21, 2024	April 16, 2023
Net loss as reported	$(9,460)	$(3,256)
Other Charges (gains), net:
Gain on sale leaseback, net	(7,425)	—
Litigation contingencies	420	4,300
Restaurant closure costs, net	175	1,750
Severance and executive transition	945	1,891
Asset impairment	—	694
Asset disposal and other, net	1,794	1,062
Closed corporate office costs, net of sublease income	115	62
Income tax effect	1,034	(2,537)
Adjusted net income (loss)	$(12,402)	$3,966

Loss per share - diluted:
Net loss as reported	$(0.61)	$(0.20)
Other charges (gains), net:
Gain on sale leaseback, net	(0.48)	—
Litigation contingencies	0.03	0.26
Restaurant closure costs, net	0.01	0.11
Severance and executive transition	0.06	0.12
Asset impairment	—	0.04
Asset disposals and other	0.12	0.06
Closed corporate office costs, net of sublease income	0.01	—
Income tax effect	0.07	(0.16)
Adjusted income (loss) per share - diluted	(0.80)	0.25

Weighted average shares outstanding:
Basic	15,554	15,996
Diluted	15,554	15,996

Reconciliation of Income (Loss) from Operations to Non-GAAP Restaurant-Level Operating Profit
(In thousands, unaudited)

	Quarter Ended
	April 21, 2024		April 16, 2023
Income (loss) from operations	$(2,111)	(0.5)%	$4,181	1.0%

Less:
Franchise revenue	5,341	1.4%	5,283	1.3%
Other revenue	4,632	1.2%	5,636	1.3%

Add:
Other charges (gains), net	(3,976)	(1.0)	9,759	2.3
Pre-opening costs	—	—	582	0.1
Selling	13,547	3.5	8,376	2.0
General and administrative expenses	25,842	6.7	26,147	6.3
Depreciation and amortization	18,154	4.7	21,825	5.2
Restaurant-level operating profit	$41,483	11.0%	$59,951	14.7%

Income (loss) from operations as a percentage of total revenues	(0.5)%		1.0%
Restaurant-level operating profit margin (as a percentage of restaurant revenue)	11.0%		14.7%

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(In thousands, unaudited)

	Quarter Ended
	April 21, 2024	April 16, 2023
Net loss as reported	$(9,460)	$(3,256)
Interest expense, net	7,313	7,576
Income tax provision	181	20
Depreciation and amortization	18,154	21,825
EBITDA	16,188	26,165

Other charges (gains), net:
Gain on sale leaseback, net	(7,425)	—
Litigation contingencies	420	4,300
Restaurant closure costs, net	175	1,750
Severance and executive transition	945	1,891
Asset impairment	—	694
Asset disposals and other	1,794	1,062
Closed corporate office costs, net of sublease income	115	62
Adjusted EBITDA	$12,212	$35,924